Exhibit 4.55

EXECUTION COPY

PATENT, SOFTWARE COPYRIGHT, TRADEMARK AND DOMAIN NAME ASSIGNMENT

This PATENT, SOFTWARE COPYRIGHT, TRADEMARK AND DOMAIN NAME ASSIGNMENT (this “Assignment”) is made and entered into this  31st  day of  August  , 2012 by and among UTSTARCOM TELECOMMUNICATION COMPANY LIMITED, a company duly incorporated and lawfully existing under the laws of the People’s Republic of China with its principle place of business at Building 3, No. 1576 Chun Bo Road, Bin Jiang District, Hangzhou, P. R. China (“HUTS”), UTSTARCOM (CHINA) CO., LTD., a company duly incorporated and lawfully existing under the laws of the People’s Republic of China with its principle place of business at 52-2 Building, No. 2 Jing Yuan North Street, Da Xing District, Beijing, P. R. China (“UTSC”), and UTSTARCOM, INC., a corporation duly incorporated and lawfully existing under the laws of the State of Delaware with its registered office in the City of Wilmington, County of New Castle, State of Delaware, United States of America (“UTSI”) (each a “Party”, and collectively, the “Parties”).

WHEREAS, HUTS is the owner of patents, software copyrights and trademarks set forth on Schedule A1 to Schedule A3 hereto (“Assigned IP A”);

WHEREAS, UTSC is the owner of patents, trademarks and domain names set forth on Schedule B1 to Schedule B3 hereto (“Assigned IP B”);

WHEREAS, UTSI is the owner of the domain names set forth on Schedule C (“Assigned IP C”);

WHEREAS, UTSTARCOM HONG KONG HOLDING LIMITED, a Hong Kong company, UTSTARCOM HOLDINGS CORP., a Cayman Islands company, and Mr. YING (JACK) LU, a resident of the People’s Republic of China have entered into a MASTER REORGANIZATION AGREEMENT SHARE AND ASSET PURCHASE AGREEMENT dated July 27, 2012 (the “Master Agreement”), pursuant to which HUTS has acknowledged and agreed with the rights of HUTS and the obligations to be fulfilled by HUTS under the Master Agreement, UTSC has acknowledged and agreed with the rights of UTSC and the obligations to be fulfilled by UTSC under the Master Agreement, and UTSI hereof acknowledges and agrees the obligations to be fulfilled by UTSI in accordance with the Master Agreement on assignment of certain intellectual property.

NOW, THEREFORE, for the consideration set forth in the Master Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   Assignment. Effective upon the Closing, HUTS hereby assigns to UTSC all of the right, title and interest in and to Assigned IP A, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof; UTSC hereby assigns to HUTS all of the right, title and interest in and to Assigned IP B, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof; UTSI hereby assigns to UTSC all of the right, title and interest in and to Assigned IP C, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof.

2.   Further Assurances. HUTS, UTSC and UTSI shall take all actions and execute all documents necessary or desirable to record and perfect the interest of respective assignee in and to Assigned IP A, Assigned IP B and Assigned IP C.

3.   Assignment Formalities. HUTS,UTSC and UTSI shall use their best efforts to obtain all applicable governmental or other regulatory consents required for the assignment of Assigned IP A, Assigned IP B and Assigned IP C and to complete all required assignment formalities on or before Closing (as defined in Master Agreement). HUTS and UTSI acknowledges, covenants and undertakes that it shall continue to obtain all applicable governmental or other regulatory consents required and to complete all required assignment formalities after Closing if any of such is not obtained or completed upon Closing until HUTS is registered at competent authorities as the owner of Assigned IP B and issued with registration certificates of Assigned IP B, and UTSC is registered at competent authorities as the owner of Assigned IP A and Assigned IPC and issued with registration certificates of Assigned IP A and Assigned IPC.

4.   Fees, Costs and Expenses. All the fees, costs and expenses relating to assignment of Assigned IP A, Assigned IP B and Assigned IPC should be paid on or before Closing. If any fees, costs or expenses relating to assignment of Assigned IP A, Assigned IP B and Assigned IPC are left unpaid upon Closing, HUTS or UTSI shall assume the payment after Closing.

5.   Post-Closing Assignment.

If at any time after Closing any Party becomes aware of any patent, software copyright, trademark or domain name relating to Business (as defined in Master Agreement) which is owned by UTSI, HUTS or any of their respective Affiliates (as defined in Master Agreement) and is not included in Assigned IP A and/or Assigned IP C, or of any patent, software copyright, trademark or domain name relating to Broadband Business (as defined in Master Agreement) which is owned by UTSC or any of its Affiliates and is not included in Assigned IP B, it shall promptly inform the other Party for assignment. Assignee shall pay all the fees, costs and expenses hereby incurred for such transfer.

The terms and conditions of this Assignment shall inure to the benefit of HUTS, UTSC and UTSI, their respective successors, assigns and other legal representatives, and shall be binding upon HUTS, UTSC and UTSI, their respective successors, assigns and other legal representatives.

IN WITNESS WHEREOF, HUTS and UTSC have caused this Assignment to be signed in their respective names by their duly authorized officer and affixed with their respective company seals to be effective as of the date first above written.

UTSTARCOM TELECOMMUNICATION COMPANY LIMITED
(Company Seal)

By:

Name:	Xiaoping Li

Title:	Director

UTSTARCOM (CHINA) CO., LTD.
(Company Seal)

By:

Name:	Ying Lu

Title:	CEO

UTSTARCOM, INC.

By:

Name:	Xiaoping Li

Title:	Director

SCHEDULE A1

Patents assigned by HUTS to UTSC

Patent No.	Country	Title

200410058810.9	PRC	用于流媒体服务的负载模拟器以及负载模拟系统

200480043934.8	PRC	IMS系统中多媒体业务的动态速率控制系统及方法

200510074057.7	PRC	数字版权管理的系统和网络电视运营系统

200510076560.6	PRC	网络互动电视漫游用户的可控组播管理方法

200510084690.4	PRC	用于同步数字系列/同步光纤网系统的带内前向纠错解码器

200610084929.2	PRC	一种支持时移电视业务的状态控制系统及方法

200610094435.2	PRC	利用下行共享信道在UTRA TDD HCR系统中实现组播的系统和方法

200610106637.4	PRC	一种基于DHCP扩展属性的IP地址分配方法

200610115862.4	PRC	一种交互式电视的操作方法

200610162660.5	PRC	一种电视导航界面的定位系统和方法

200710096229.X	PRC	分布式流媒体分发系统及流媒体内存缓冲及调度分发方法

200710095954.5	PRC	一种在IPTV网络中动态自适应前向差错控制的系统及方法

200710140536.3	PRC	一种标识媒体资产对象的方法

200710161212.8	PRC	流媒体应用中的硬盘错误检测与容错方法

200710173417.8	PRC	一种实现网络设备自动配置安装的方法

200810032238.7	PRC	IPTV机顶盒快速平滑切换频道的方法

SCHEDULE A2

Software Copyrights assigned by HUTS to UTSC

Registration No.	Country	Title	First Release Date

2006SR13554	PRC	UT斯达康奔流媒体分发管理软件	April 28, 2004

2006SR13549	PRC	UT斯达康奔流机顶盒管理系统软件	April 28, 2004

2006SR13547	PRC	UT斯达康奔流媒体分发客户端软件	April 28, 2004

2006SR13542	PRC	UT斯达康奔流下载服务器软件	April 28, 2005

2006SR13548	PRC	UT斯达康奔流可视电话设备网络管理系统软件	April 28, 2004

2006SR13539	PRC	UT斯达康奔流元数据复制应用软件	April 28, 2004

2006SR13571	PRC	UT斯达康奔流通用话单处理工具软件	April 28, 2004

2006SR13558	PRC	UT斯达康奔流事务处理系统软件	April 28, 2004

2006SR13565	PRC	UT斯达康奔流设备安全管理软件	April 28, 2004

2006SR13556	PRC	UT斯达康奔流网络管理系统软件	April 28, 2004

2006SR13546	PRC	UT斯达康奔流DRM许可服务软件	April 28, 2004

2006SR13566	PRC	UT斯达康奔流EPG辅助软件	April 28, 2004

2006SR13559	PRC	UT斯达康奔流客户自助服务系统软件	April 28, 2004

SCHEDULE A2—Cont’d

Software Copyrights assigned by HUTS to UTSC

Registration No.	Country	Title	First Release Date

2006SR13567	PRC	UT斯达康奔流可视电话业务软件	April 28, 2005

2006SR13561	PRC	UT斯达康奔流直播频道监控软件	April 28, 2004

2006SR13550	PRC	UT斯达康奔流DHCP+服务软件	February 28, 2006

2006SR13545	PRC	UT斯达康奔流DRM许可证管理软件	June 30, 2005

2006SR13540	PRC	UT斯达康奔流组播中继软件	June 30, 2005

2006SR13553	PRC	UT斯达康奔流DRM客户端应用软件	June 30, 2005

2006SR13563	PRC	UT斯达康奔流MediaSmart应用软件	May 17, 2006

2006SR13555	PRC	UT斯达康奔流消息业务软件	January 20, 2006

2006SR13570	PRC	UT斯达康奔流媒体上载客户端软件	February 28, 2004

2006SR13552	PRC	UT斯达康奔流离线编码软件	April 28, 2004

2006SR13562	PRC	UT斯达康奔流内容管理系统软件	April 28, 2004

2006SR13557	PRC	UT斯达康奔流媒体上载服务器软件	February 28, 2004

2006SR13541	PRC	UT斯达康奔流虚拟频道控制软件	April 28, 2004

SCHEDULE A2—Cont’d

Software Copyrights assigned by HUTS to UTSC

Registration No.	Country	Title	First Release Date

2006SR13560	PRC	UT斯达康奔流运营支撑系统软件	April 28, 2004

2006SR13544	PRC	UT斯达康奔流媒体流服务调度软件	April 28, 2004

2006SR13543	PRC	UT斯达康奔流媒体流服务引擎软件	April 28, 2004

2006SR13551	PRC	UT斯达康奔流EPG服务软件	April 28, 2004

2006SR13538	PRC	UT斯达康奔流业务接入授权软件	April 28, 2005

2006SR13568	PRC	UT斯达康奔流频道处理软件	April 28, 2004

2006SR13569	PRC	UT斯达康奔流元数据管理中心应用软件	April 28, 2004

2006SR13564	PRC	UT斯达康奔流频道控制软件	June 30, 2005

SCHEDULE A3

Trademarks assigned by HUTS to UTSC

Registration No.	Country	Mark	Registration Date

1066096	PRC	Allstar

3349299	PRC	@1站式

3349301	PRC	@1站式

5269648	PRC	奔流

5269649	PRC	奔流

5839135	PRC	Usync 超级小灵簿

5998807	PRC	娱乐魔方 Mo-Fun

SCHEDULE B1

Patents assigned by UTSC to HUTS

Patent No.	Country	Title

2000107064.9	PRC	对手机进行定位及提供应急服务的方法及定位业务系统

2002143501.4	PRC	一种基于误码率测量的自适应外环功率控制方法和系统

2002829724.5	PRC	全IP架构网络中使用动态归属代理技术处理话音通话的方法

2002829725.3	PRC	多业务复用情况下的外环功率控制方法

2003826200.2	PRC	单板自动配置的方法

2003826201.0	PRC	软切换情况下下行功率平衡技术中参考功率的确定方法

2003826146.4	PRC	一种UE切换过程中数据传送管理的方法

2003243295.x	PRC	移动通信基站的电磁屏蔽装置

2003826215.0	PRC	一种利用智能VBS实现宏分集管理的方法

2003142590.9	PRC	通过SDH设备的外时钟接口传送ECC信息的方法

2003142591.7	PRC	对多个可编程逻辑器件进行在线加载的方法和装置

2003836475.7	PRC	无线链路控制协议确认模式中服务数据单元的丢弃方法及其装置

2003826595.8	PRC	在通用移动通信系统无线接入网中实现区分服务的方法

2003145112.8	PRC	通过JTAG对单板进行测试的方法以及设备

2003149186.3	PRC	光传输设备

2003141097.9	PRC	一种性能统计方法及数字芯片

SCHEDULE B1—Cont’d

Patents assigned by UTSC to HUTS

Patent No.	Country	Title

2003272627.9	PRC	盒式结构件

2003826698.9	PRC	用于确定下行公共信道功率控制的目标信干比的方法和系统

2003826642.3	PRC	一种基于IP交换的分布式的无线网络控制器

2003826695.4	PRC	在通用移动通信系统无线接入网中改进服务质量的方法

2003826923.6	PRC	移动通信系统中实现互联网协议组播业务的方法及装置

2003826949.x	PRC	由媒体网关检测媒体网关控制器状态的方法

2003826696.2	PRC	在UMTS中基于多业务优先级的无线接入控制方法

2003826922.8	PRC	设计脉冲成形滤波器的方法

2003826948.1	PRC	UMTS网络中IP多媒体会话无线接入承载的方法

200380110487.9	PRC	在软交换系统中进行全网全程呼叫跟踪的方法

200380110503.4	PRC	采用头压缩技术的实时IP分组的无线传输装置和方法

200380110549.6	PRC	码分多址通信系统中无线信道资源分配与速率控制方法

200480023651.7	PRC	一种适合代码自动生成的结构化数据的二进制编码方法

200480039850.7	PRC	双引擎共享内存通信方法及系统

200410018550.2	PRC	PDX-WAP内容转换方法和系统

200410052652.6	PRC	利用数字号码收发电子邮件的方法及其邮件系统

SCHEDULE B1—Cont’d

Patents assigned by UTSC to HUTS

Patent No.	Country	Title

200510076025.0	PRC	准正交空时分组码的发射与接收方法及其发射机与接收机和通信系统

2003147841.7	PRC	平滑的时钟切换方法及时钟系统

200610126677.5	PRC	在个人便携电话系统中实现半速率业务的空中接口方法

200610159731.6	PRC	一种在PHS系统中实现同步的方法

SCHEDULE B2

Trademarks assigned by UTSC to HUTS

Registration No.	Country	Mark	Registration Date

1686295	PRC	UTOS

1710062	PRC	Wacos pas

1722316	PRC	小灵猫

1730021	PRC	IMSE

1730022	PRC	IGET

1730137	PRC	KEYSRV

1730141	PRC	KEYGET

1730142	PRC	KEYSWX

1730145	PRC	KEYPAS

1734312	PRC	IWAVE

1734313	PRC	ICORE

1738386	PRC	IPAS

1757646	PRC	CMODE

1757647	PRC	C-MODE

1772990	PRC	IPATH

1774421	PRC	掌上书童

1774440	PRC	小书童

1909963	PRC	Volution

1962820	PRC	Volution

SCHEDULE B2—Cont’d

Trademarks assigned by UTSC to HUTS

Registration No.	Country	Mark	Registration Date

2017732	PRC	NETMAN

3014941	PRC	mSwitch

3014942	PRC	mSwitch

3083349	PRC	N-2000

3141074	PRC	WIWI

3141075	PRC	WIWI

3157819	PRC	Hi-Vas

3157925	PRC	MiMi

3511540	PRC	Happy Little Smart

3360094	PRC	Nettcore

3360095	PRC	Nettedge

3367073	PRC	灵动网

3451863	PRC	pas wireless start talking

3458124	PRC	Handiwireless

3503016	PRC	Cityphone starttalking

3697757	PRC	Nettring

3698195	PRC	Nettring

4180422	PRC	小灵通灵动网

3933057	PRC	Utsmart

SCHEDULE B3

Domain Names assigned by UTSC to HUTS

Domain Name	Expiration Date	Registration Date

utstar.net.cn	September 29, 2012	September 29,2006

ut斯达康.公司	December 19, 2012	December 19, 2005

ut斯达康.网络	December 19, 2012	December 19, 2005

utstarcom	August 18, 2013	August 18,2005

ut斯达康中国 (简繁体)	August 12, 2013	August 12,2005

中国ut斯达康 (简繁体)	August 12, 2013	August 12,2005

utcloud.biz	July 15, 2013	July 15, 2011

utcloud.mobi	July 15, 2013	July 15, 2011

utcloud.net.cn	July 15, 2013	July 15, 2011

utcloud.tel	July 15, 2013	July 15, 2011

utcloud.tv	July 15, 2013	July 15, 2011

utcloud.cc	July 15, 2013	July 15, 2011

utcloud.cn	July 15, 2013	July 15, 2011

utcloud.co	July 15, 2013	July 15, 2011

utcloud.info	July 15, 2013	July 15, 2011

utcloud.net	July 15, 2013	July 15, 2011

utcloud.so	July 15, 2013	July 15, 2011

SCHEDULE B3—Cont’d

Domain Names assigned by UTSC to HUTS

Domain Name	Expiration Date	Registration Date

悠云.com	July 12, 2013	July 12, 2011

悠云.net	July 12, 2013	July 12, 2011

悠云.biz	July 13, 2013	July 13, 2011

悠云.tv	July 13, 2013	July 13, 2011

悠云.cc	July 13, 2013	July 13, 2011

悠云网	January 30, 2013	January 30, 2012

ut斯达康.中国(ut斯達康.中国 ut斯达康.cn ut斯達康.cn)	July 22, 2013	November 6, 2000

netman.cn	March 29, 2012	March 29, 2003

ut斯达康.net	March 26, 2013	March 26, 2004

ut斯达康.com	March 26, 2013	March 26, 2004

ut	March 17, 2013	March 2, 2004

斯达康 (斯達康)	March 2, 2013	March 2, 2004

ut斯达康中国有限公司 （ut斯達康中國有限公司）	March 2, 2013	March 2, 2004

ut斯达康 (ut斯達康)	January 28, 2013	January 28, 2005

utstar.com.cn	March 3, 2017	March 3,1998

UT斯达康	February 22, 2013	February 22, 2012

wacos.com.cn	August 23, 2012	August 23, 2000

SCHEDULE B3—Cont’d

Domain Names assigned by UTSC to HUTS

Domain Name	Expiration Date	Registration Date

smartcatv.net	March 8, 2013	March 8,2012

smartcabletv.com.cn	March 9, 2013	March 9, 2012

smartcabletv.net	March 10, 2013	March 10, 2012

xdrop.net	July 12, 2013	July 12, 2012

xdrop.mobi	July 12, 2013	July 12, 2012

xdrop.com.cn	July 12, 2013	July 12, 2012

xdrop.cn	July 12, 2013	July 12, 2012

smartcatv.com	March 6, 2013	March 6, 2012

smartcatv.com.cn	March 7, 2013	March 7, 2012

SCHEDULE C

Domain Names assigned by UTSI to UTSC

Domain Name	Expiration Date	Registration Date

utstar.tv	April 13, 2007	April 13, 2013

utstarcom.tv	April 13, 2007	April 13, 2013